Supplement dated April 29, 2005, to supplement dated October 29, 2004, to prospectus supplement dated September 28, 2004

(to prospectus dated September 27, 2004)

$803,549,819

(Approximate)

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-3

Mortgage Backed Notes, Class IV-A and Class V-A

The following shall be added as the last risk factor in the section “Risk Factors” in the prospectus supplement:

The Servicing Operations of the Master Servicer Are Being Transferred to Texas

As of March 1, 2005, the primary servicing operations of the Master Servicer are in the process of being moved from offices in Maryland, to offices in Texas.  The Master Servicer expects that the move will be completed by July 31, 2005. Investors should note, however, that when the offices associated with servicing are relocated, there may be a rise in delinquencies associated with such transfer.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement will cause losses or shortfalls to be incurred by the holders of the notes.  An increase in the number of liquidations of defaulted mortgage loans will have the same effect as an increase in the rate of prepayments on the mortgage loans.

The information in the section “Underwriting” in the prospectus supplement shall be deleted and replaced with the following:

American Home Mortgage Investment Corp. has agreed to sell, and Bear, Stearns & Co. Inc. (“Bear Stearns”) has agreed to purchase, the Class IV-A and Class V-A Notes (the “Notes”).  Sales of the Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to American Home Mortgage Investment Corp. from the sale of the Notes, before deducting expenses, will be approximately 98.99609% and 99.18359% of the aggregate initial Note Principal Balance of the Class IV-A and Class V-A Notes, respectively, plus accrued interest on the Notes from April 1, 2005.  In connection with the purchase and sale of the Notes, Bear Stearns may be deemed to have received compensation from American Home Mortgage Investment Corp. in the form of underwriting discounts.

The Notes are offered subject to (i) receipt and acceptance by Bear Stearns and (ii) Bear Stearns’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.  The Notes are expected to be delivered through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about April 29, 2005.

American Home Mortgage Investment Corp. will indemnify Bear, Stearns & Co. Inc. against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments Bear Stearns may be required to make in respect thereof.

Bear, Stearns & Co. Inc.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the prospectus supplement dated September 28, 2004.

The tables for the Master Servicer under “The Master Servicer—General—Delinquency and Foreclosure Experience” in the prospectus supplement shall be deleted in their entirety and replaced with the following:

Delinquency and Foreclosure Experience in American Home’s

Adjustable Rate Mortgage Loan Portfolio

	As of September 30, 2004			As of November 30, 2003
	No. of Loans	Principal Balance	% by Principal Balance	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	39,291	$8,232,798,967		15,680	$2,722,534,254
30-59 Days	446	$ 81,680,044	0.99%	272	$ 34,929,151	1.28%
60-89 Days	79	$ 14,653,738	0.18%	45	$ 5,943,734	0.22%
90 Days or more	73	$ 11,298,668	0.14%	39	$ 3,743,110	0.14%
Delinquent/Bankruptcies	120	$ 11,806,973	0.14%	115	$ 9,965,649	0.36%
Total Delinquencies	718	$ 119,439,423	1.45%	471	$ 54,581,644	2.00%
Foreclosures Pending	94	$ 12,677,963	0.15%	88	$ 8,914,390	0.33%
Total Default	812	$ 132,117,386	1.60%	559	$ 63,496,034	2.33%

	As of December 31, 2004
	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	47,738	$10,680,668,217
30-59 Days	535	$ 109,713,803	1.02%
60-89 Days	94	$ 18,117,688	0.16%
90 Days or more	38	$ 5,813,868	0.05%
Delinquent/Bankruptcies	78	$ 7,072,773	0.06%
Total Delinquencies	745	$ 140,072,131	1.31%
Foreclosures Pending	106	$ 20,815,426	0.19%
Total Default	851	$ 161,533,557	1.51%

Delinquency and Foreclosure Experience in American Home’s

Fixed Rate Mortgage Loan Portfolio

	As of December 31, 2004
	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	52,683	$6,009,988,813
30-59 Days	1,250	$ 218,903,320	1.97%
60-89 Days	262	$ 24,919,320	0.41%
90 Days or more	232	$ 19,411,083	0.32%
Delinquent/Bankruptcies	430	$ 39,372,889	0.65%
Total Delinquencies	2,154	$ 249,863,302	3.37%
Foreclosures Pending	314	$ 31,155,164	0.51%
Total Default	2,468	$ 233,762,251	3.88%

Delinquency and Foreclosure Experience in American Home’s

Mortgage Loan Portfolio

	As of December 31, 2004
	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	105,011	$16,955,933,011
30-59 Days	1,882	$ 233,710,634	1.37%
60-89 Days	401	$ 45,068,378	0.26%
90 Days or more	275	$ 25,941,223	0.15%
Delinquent/Bankruptcies	508	$ 46,445,663	0.27%
Total Delinquencies	3,066	$ 351,165,898	2.87%
Foreclosures Pending	420	$ 51,970,590	0.30%
Total Default	3,486	$ 403,136,488	2.37%

The entire section “Group IV Mortgage Loans” under “Description of the Mortgage Pool—Group IV Mortgage Loans” shall be deleted in its entirety and replaced with the following:

Group IV Mortgage Loans

The Mortgage Loans included in Group IV have the following approximate aggregate characteristics as of April 1, 2005:

Number of Group IV Mortgage Loans	2,749
Total Scheduled Principal Balance	$514,427,594
Mortgage Rates:
Weighted Average	5.848%
Range	3.875% to 8.500%
Weighted Average Remaining Term to Maturity (months)	352

The Scheduled Principal Balances of the Group IV Mortgage Loans range from approximately $30,393 to $333,700.  The Group IV Mortgage Loans have an average Scheduled Principal Balance of approximately $187,133.

The weighted average Loan-to-Value Ratio at origination of the Group IV Mortgage Loans is approximately 76.88%, and approximately 12.97% of the Group IV Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately 0.48% of the Group IV Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of April 1, 2005, the number, total Stated Principal Balance and percentage of the Group IV Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Principal Balances of the Mortgage Loans at Origination in Group IV

Original Principal Balance	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
$ 0 – $ 100,000	293	$22,868,415.23	4.45%
$ 100,001 – $ 200,000	1,348	200,335,712.75	38.94
$ 200,001 – $ 300,000	855	210,225,293.90	40.87
$ 300,001 – $ 350,000	253	80,998,172.50	15.75
Total	2,749	$514,427,594.38	100.00%

Minimum Original Principal Balance:

$

30,555.00

Maximum Original Principal Balance:

$

333,700.00

Average Original Principal Balance:

$

184,946.50

Scheduled Principal Balances of the Mortgage Loans as of the

Cut-Off Date in Group IV

Scheduled Principal Balance	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
$ 0 – $ 100,000	298	$ 23,333,568.83	4.54%
$ 100,001 – $ 200,000	1,348	200,568,964.69	38.99
$ 200,001 – $ 300,000	853	210,354,950.66	40.89
$ 300,001 – $ 350,000	250	80,170,110.20	15.58
Total	2,749	$514,427,594.38	100.00%

Minimum Scheduled Principal Balance:

$

30,393.30

Maximum Scheduled Principal Balance:

$

333,700.00

Average Scheduled Principal Balance:

$

187,132.63

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group IV

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
3.750% – 3.999%	1	$ 331,994.47	0.06%
4.000% – 4.249%	1	97,500.00	0.02
4.250% – 4.499%	7	1,500,662.31	0.29
4.500% – 4.749%	32	7,421,845.83	1.44
4.750% – 4.999%	102	20,461,069.53	3.98
5.000% – 5.249%	170	34,900,009.62	6.78
5.250% – 5.499%	390	80,561,713.20	15.66
5.500% – 5.749%	506	98,268,418.63	19.10
5.750% – 5.999%	469	88,395,769.17	17.18
6.000% – 6.249%	207	36,848,626.72	7.16
6.250% – 6.499%	226	41,390,682.26	8.05
6.500% – 6.749%	210	34,818,594.58	6.77
6.750% – 6.999%	219	35,356,270.69	6.87
7.000% – 7.249%	74	13,281,205.06	2.58
7.250% – 7.499%	65	9,032,389.25	1.76
7.500% – 7.749%	55	9,551,873.35	1.86
7.750% – 7.999%	13	1,853,370.39	0.36
8.000% – 8.249%	1	73,339.56	0.01
8.500% – 8.749%	1	282,259.76	0.05
Total	2,749	$514,427,594.38	100.00%

Minimum Interest Rate:

3.875%

Maximum Interest Rate:

8.500%

Weighted Average Interest Rate:

5.848%

Original Loan-to-Value Ratios* in Group IV

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
0.01% – 30.00%	17	$ 1,761,327.34	0.34%
30.01% – 40.00%	37	6,195,079.29	1.20
40.01% – 50.00%	45	8,888,623.61	1.73
50.01% – 55.00%	34	6,495,340.30	1.26
55.01% – 60.00%	48	9,507,215.44	1.85
60.01% – 65.00%	104	21,656,457.61	4.21
65.01% – 70.00%	319	58,210,025.41	11.32
70.01% – 75.00%	192	37,111,603.00	7.21
75.01% – 80.00%	1,566	297,893,789.16	57.91
80.01% – 85.00%	34	5,027,972.43	0.98
85.01% – 90.00%	161	28,630,952.08	5.57
90.01% – 95.00%	180	31,104,261.93	6.05
95.01% – 100.00%	12	1,944,946.78	0.38
Total	2,749	$514,427,594.38	100.00%

Weighted Average Original Loan-to-Value:

76.88%

___________________

*Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Properties in Group IV

Geographic Distinction	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Alabama	1	$ 150,500.00	0.03%
Arizona	319	51,824,604.32	10.07
Arkansas	1	153,143.68	0.03
California	479	115,063,886.32	22.37
Colorado	102	19,390,977.17	3.77
Connecticut	8	1,390,453.80	0.27
Delaware	5	668,799.87	0.13
District of Columbia	26	5,030,727.26	0.98
Florida	111	18,912,755.44	3.68
Georgia	85	13,125,466.08	2.55
Idaho	18	2,481,940.79	0.48
Illinois	344	61,324,506.98	11.92
Indiana	11	1,456,006.70	0.28
Iowa	12	1,919,616.02	0.37
Kansas	10	1,386,812.82	0.27
Kentucky	17	2,183,454.77	0.42
Louisiana	5	973,727.35	0.19
Maine	2	450,789.47	0.09
Maryland	185	36,605,035.64	7.12
Massachusetts	25	5,486,394.57	1.07
Michigan	40	5,441,563.78	1.06
Minnesota	11	2,402,914.95	0.47
Missouri	17	2,754,779.06	0.54
Montana	7	893,993.71	0.17
Nevada	141	28,783,381.25	5.60
New Hampshire	4	781,091.31	0.15
New Jersey	41	8,556,404.44	1.66
New Mexico	2	423,702.24	0.08
New York	54	13,185,577.37	2.56
North Carolina	70	9,557,411.96	1.86
Ohio	38	4,176,318.25	0.81
Oklahoma	2	335,859.78	0.07
Oregon	110	18,287,120.25	3.55
Pennsylvania	27	3,966,611.87	0.77
Rhode Island	1	206,897.82	0.04
South Carolina	58	8,927,061.45	1.74
Tennessee	15	1,894,609.92	0.37
Texas	67	9,056,631.68	1.76
Utah	47	6,981,968.16	1.36
Virginia	141	30,803,015.64	5.99
Washington	83	16,326,474.18	3.17
West Virginia	1	124,200.00	0.02
Wisconsin	5	456,406.26	0.09
Wyoming	1	124,000.00	0.02
Total	2,749	$514,427,594.38	100.00%

___________________

*No more than approximately 0.48% of Loan Group IV by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Group IV

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Not applicable	4	$ 542,533.35	0.11%
550 – 574	1	146,700.00	0.03
575 – 599	5	1,387,307.35	0.27
600 – 619	11	2,441,361.49	0.47
620 – 639	156	27,729,253.45	5.39
640 – 659	233	44,571,173.41	8.66
660 – 679	355	66,743,250.26	12.97
680 – 699	443	79,854,362.55	15.52
700 – 719	409	75,501,777.62	14.68
720 – 739	373	71,889,410.98	13.97
740 – 759	311	57,471,365.62	11.17
760 – 779	269	50,894,338.60	9.89
780 – 799	147	30,166,980.76	5.86
800 – 819	31	4,972,578.94	0.97
820 – 839	1	115,200.00	0.02
Total	2,749	$514,427,594.38	100.00%

Weighted Average Credit Score: 710

(where credit scores were available)

Property Types of the Mortgage Properties in Group IV

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2-4 Family	115	$21,182,804.91	4.12%
CO-OP	4	908,431.94	0.18
Condominium	382	65,192,581.36	12.67
PUD	704	136,876,730.57	26.61
Single Family	1,544	290,267,045.60	56.43
Total	2,749	$514,427,594.38	100.00%

Occupancy Status of Mortgage Properties in Group IV

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Investor	501	$75,052,563.01	14.59%
Owner Occupied	2,150	422,660,853.12	82.16
Second Home	98	16,714,178.25	3.25
Total	2,749	$514,427,594.38	100.00%

Loan Purpose of the Mortgage Loans in Group IV

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Cash-Out Refinance	651	$127,816,224.02	24.85%
Purchase	1,773	328,234,341.66	63.81
Rate/Term Refinance	325	58,377,028.70	11.35
Total	2,749	$514,427,594.38	100.00%

Documentation Type of the Mortgage Loans in Group IV

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Income & Employment Verified / Assets Verified	1,458	$280,880,072.67	54.60%
Income & Employment Verified/Assets Not Verified	9	1,819,221.45	0.35
No Employment or Income Verification / Assets Not Verified	505	88640627.74	17.23
No Employment or Income Verification / Assets Verified	102	16,316,095.81	3.17
Verbal Verification of Employment / Assets Not Verified	117	20158498.09	3.92
Verbal Verification of Employment / Assets Verified	558	106,613,078.62	20.72
Total	2,749	$514,427,594.38	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Group IV

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
180 months	1	$ 141,683.00	0.03%
360 months	2,748	514,285,911.38	99.97
Total	2,749	$514,427,594.38	100.00%

Minimum Original Term to Stated Maturity (Months):

180

Maximum Original Term to Stated Maturity (Months):

360

Weighted Average Orig. Term to Stated Mat. (Months):

360

Remaining Terms to Stated Maturity of the Mortgage Loans

as of the Cut Off Date in Group IV

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
120 – 179 months	1	$ 141,683.00	0.03%
300 – 359 months	2,748	514,285,911.38	99.97
Total	2,749	$514,427,594.38	100.00%

Minimum Remaining Term to Stated Maturity (Months):

170

Maximum Remaining Term to Stated Maturity (Months):

354

Weighted Average Remaining Term to Stated Mat. (Months):

352

Index of the Mortgage Loans in Group IV

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1 Year TRSRY-CMT	11	$ 1,735,633.44	0.34%
1 Year LIBOR	1,050	216,501,401.99	42.09
6M LIBOR	1,688	296,190,558.95	57.58
Total	2,749	$514,427,594.38	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Group IV

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6 Months	1,688	$296,190,558.95	57.58%
12 Months	1,061	218,237,035.43	42.42
Total	2,749	$514,427,594.38	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Group IV

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
43 - 45	1	$ 150,500.00	0.03%
46 - 48	54	9,947,099.68	1.93
49 - 51	582	112,489,416.29	21.87
52 - 54	2,108	391,108,490.77	76.03
70 - 72	1	124,250.00	0.02
73 - 108	1	152,497.94	0.03
109 +	2	455,339.70	0.09
Total	2,749	$514,427,594.38	100.00%

Weighted Average Next Rate Adjustment (Months): 52

___________________

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group IV

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
5.251% – 5.500%	4	$ 600,139.85	0.12%
5.501% – 5.750%	3	632,687.71	0.12
5.751% – 6.000%	12	2,573,247.87	0.50
6.001% – 6.250%	20	3,535,071.11	0.69
6.251% – 6.500%	24	4,548,524.62	0.88
6.501% – 6.750%	30	5,275,406.65	1.03
6.751% – 7.000%	24	4,069,830.75	0.79
7.001% – 7.250%	8	1,158,958.25	0.23
7.251% – 7.500%	8	1,346,861.89	0.26
7.501% – 7.750%	4	674,365.22	0.13
8.751% – 9.000%	1	331,994.47	0.06
9.001% – 9.250%	4	634,562.31	0.12
9.251% – 9.500%	13	2,981,665.40	0.58
9.501% – 9.750%	58	12,565,781.54	2.44
9.751% – 10.000%	136	27,464,557.04	5.34
10.001% – 10.250%	247	50,283,430.59	9.77
10.251% – 10.500%	527	106,810,448.92	20.76
10.501% – 10.750%	417	81,923,825.42	15.93
10.751% – 11.000%	363	64,135,437.00	12.47
11.001% – 11.250%	202	36,621,078.24	7.12
11.251% – 11.500%	204	36,196,923.22	7.04
11.501% – 11.750%	142	22,186,147.70	4.31
11.751% – 12.000%	152	25,589,996.76	4.97
12.001% – 12.250%	57	7,923,465.40	1.54
12.251% – 12.500%	62	10,052,910.24	1.95
12.501% – 12.750%	18	2,993,151.01	0.58
12.751% – 13.000%	8	1,034,865.44	0.20
13.251% – 13.500%	1	282,259.76	0.05
Total	2,749	$514,427,594.38	100.00%

Weighted Average Maximum Mortgage Rate: 10.618%

Periodic Rate Cap of the Mortgage Loans in Group IV

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000%	1,695	$297,315,044.45	57.80%
2.000%	1,054	217,112,549.93	42.20
Total	2,749	$514,427,594.38	100.00%

Weighted Average Periodic Rate Cap: 1.422%

Initial Rate Cap of the Mortgage Loans in Group IV

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000%	10	$ 1,542,916.44	0.30%
3.000%	21	3,575,647.01	0.70
5.000%	2,715	508,890,599.99	98.92
6.000%	3	418,430.94	0.08
Total	2,749	$514,427,594.38	100.00%

Weighted Average Initial Rate Cap: 4.975%

Gross Margin of the Mortgage Loans in Group IV

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001% – 2.250%	1,396	$269,359,170.12	52.36%
2.251% – 2.500%	426	91,558,568.28	17.80
2.501% – 2.750%	5	733,295.42	0.14
3.001% – 3.250%	12	1,991,540.23	0.39
3.251% – 3.500%	2	450,640.83	0.09
3.501% – 3.750%	1	209,891.12	0.04
3.751% – 4.000%	7	1,034,262.45	0.20
4.001% – 4.250%	2	249,578.86	0.05
4.751% – 5.000%	898	148,840,647.07	28.93
Total	2,749	$514,427,594.38	100.00%

Weighted Average Gross Margin: 3.101%

Prepayment Penalty of the Mortgage Loans in Group IV

Prepayment Penalty	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
No Prepay	2,505	$474,484,427.84	92.24%
1Y PP	2	461,371.80	0.09
2Y PP	218	35,278,971.85	6.86
3Y PP	1	244,100.00	0.05
5Y PP	23	3,958,722.89	0.77
Total	2,749	$514,427,594.38	100.00%

Product Type of the Mortgage Loans in Group IV

Product Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
5/1 CMT	11	$ 1,735,633.44	0.34%
5/1 LIBOR	89	16,166,444.45	3.14
5/1 LIBOR IO	959	199,879,617.84	38.85
5/6 LIBOR	639	103,309,519.36	20.08
5/6 LIBOR IO	1,047	192,604,291.65	37.44
7/6 LIBOR IO	2	276,747.94	0.05
10/1 LIBOR	1	155,339.70	0.03
10/1 LIBOR IO	1	300,000.00	0.06
Total	2,749	$514,427,594.38	100.00%

Interest Only Feature of the Mortgage Loans in Group IV

Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Non-IO	740	$121,366,936.95	23.59%
5 Years	2,005	392,342,226.49	76.27
10 Years	4	718,430.94	0.14
Total	2,749	$514,427,594.38	100.00%

The entire section “Group V Mortgage Loans” under “Description of the Mortgage Pool—Group V Mortgage Loans” shall be deleted in its entirety and replaced with the following:

Group V Mortgage Loans

The Mortgage Loans included in Group V have the following approximate aggregate characteristics as of April 1, 2005:

Number of Group V Mortgage Loans

695

Total Scheduled Principal Balance

$340,422,902

Mortgage Rates:

Weighted Average

5.671%

Range

4.125% to 7.875%

Weighted Average Remaining Term to Maturity (months)

352

The Scheduled Principal Balances of the Group V Mortgage Loans range from approximately $199,213 to $2,800,000.  The Group V Mortgage Loans have an average Scheduled Principal Balance of approximately $489,817.

The weighted average Loan-to-Value Ratio at origination of the Group V Mortgage Loans is approximately 75.92%, and approximately 3.79% of the Group V Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately 1.04% of the Group V Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of April 1, 2005, the number, total Stated Principal Balance and percentage of the Group V Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the aggregate Stated Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Principal Balances of the Mortgage Loans at Origination in Group V

Original Principal Balance	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
$ 300,001 –$ 350,000	42	$ 14,371,902.30	4.22%
$ 350,001 –$ 400,000	201	74,777,104.89	21.97
$ 400,001 –$ 450,000	121	51,142,875.64	15.02
$ 450,001 –$ 500,000	111	52,813,811.09	15.51
$ 500,001 –$ 550,000	66	34,675,312.33	10.19
$ 550,001 –$ 600,000	39	22,420,626.00	6.59
$ 600,001 –$ 650,000	43	26,362,446.43	7.74
$ 650,001 –$ 700,000	12	8,227,593.17	2.42
$ 700,001 –$ 800,000	24	17,896,049.78	5.26
$ 800,001 –$ 900,000	11	9,411,389.36	2.76
$ 900,001 –$ 1,000,000	18	16,583,201.29	4.87
$ 1,100,001 –$ 1,200,000	1	1,190,000.00	0.35
$ 1,200,001 –$ 1,300,000	1	1,208,640.82	0.36
$ 1,400,001 –$ 1,500,000	2	2,991,949.13	0.88
$ 1,500,001 –$ 1,600,000	1	1,550,000.00	0.46
$ 1,900,001 –$ 2,000,000	1	2,000,000.00	0.59
$ 2,700,001 –$ 2,280,000	1	2,800,000.00	0.82
Total	695	$340,422,902.23	100.00%

Minimum Original Principal Balance:

$

334,000.00

Maximum Original Principal Balance:

$

2,800,000.00

Average Original Principal Balance:

$

495,516.69

Scheduled Principal Balances of the Mortgage Loans as of the

Cut-Off Date in Group V

Scheduled Principal Balance	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date
$ 100,001 – $ 200,000	2	$ 399,212.50	0.12%
$ 200,001 – $ 300,000	4	1,036,300.45	0.30
$ 300,001 – $ 350,000	50	17,072,905.63	5.02
$ 350,001 – $ 400,000	196	73,645,765.21	21.63
$ 400,001 – $ 450,000	119	50,683,575.50	14.89
$ 450,001 – $ 500,000	108	51,596,427.45	15.16
$ 500,001 – $ 550,000	69	36,356,365.70	10.68
$ 550,001 – $ 600,000	39	22,521,259.64	6.62
$ 600,001 – $ 650,000	37	23,542,548.22	6.92
$ 650,001 – $ 700,000	13	8,896,966.40	2.61
$ 700,001 – $ 800,000	24	17,896,049.78	5.26
$ 800,001 – $ 900,000	11	9,411,389.36	2.76
$ 900,001 – $1,000,000	16	15,623,546.44	4.59
$1,100,001 – $1,200,000	1	1,190,000.00	0.35
$1,200,001 – $1,300,000	1	1,208,640.82	0.36
$1,400,001 – $1,500,000	2	2,991,949.13	0.88
$1,500,001 – $1,600,000	1	1,550,000.00	0.46
$1,900,001 – $2,000,000	1	2,000,000.00	0.59
$2,700,001 – $2,800,000	1	2,800,000.00	0.82
Total	695	$340,422,902.23	100.00%

Minimum Scheduled Principal Balance:

$

199,212.50

Maximum Scheduled Principal Balance:

$

2,800,000.00

Average Scheduled Principal Balance:

$

489,817.13

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group V

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
4.000% – 4.249%	1	$ 356,930.29	0.10%
4.250% – 4.499%	5	2,529,127.17	0.74
4.500% – 4.749%	4	1,726,119.89	0.51
4.750% – 4.999%	28	12,670,450.97	3.72
5.000% – 5.249%	105	52,909,597.73	15.54
5.250% – 5.499%	169	77,706,764.06	22.83
5.500% – 5.749%	137	67,185,118.95	19.74
5.750% – 5.999%	98	49,042,440.13	14.41
6.000% – 6.249%	29	14,295,895.43	4.20
6.250% – 6.499%	24	12,010,260.61	3.53
6.500% – 6.749%	28	16,197,874.51	4.76
6.750% – 6.999%	25	13,612,871.68	4.00
7.000% – 7.249%	15	7,853,002.92	2.31
7.250% – 7.499%	5	2,219,643.20	0.65
7.500% – 7.749%	17	7,663,307.71	2.25
7.750% – 7.999%	5	2,443,496.98	0.72
Total	695	$340,422,902.23	100.00%

Minimum Interest Rate:

4.125%

Maximum Interest Rate:

7.875%

Weighted Average Interest Rate:

5.671%

Original Loan-to-Value Ratios* in Group V

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
30.01% – 40.00%	8	$ 5,090,555.10	1.50%
40.01% – 50.00%	11	6,611,614.40	1.94
50.01% – 55.00%	6	3,229,069.32	0.95
55.01% – 60.00%	7	3,031,387.15	0.89
60.01% – 65.00%	21	12,735,406.24	3.74
65.01% – 70.00%	65	35,091,880.22	10.31
70.01% – 75.00%	79	40,549,328.82	11.91
75.01% – 80.00%	466	221,194,242.74	64.98
80.01% – 85.00%	2	819,743.35	0.24
85.01% – 90.00%	19	7,850,502.16	2.31
90.01% – 95.00%	11	4,219,172.73	1.24
Total	695	$340,422,902.23	100.00%

Weighted Average Original Loan-to-Value:

75.92%

___________________

*Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Group V

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Alabama……………………………...	1	$ 417,600.00	0.12%
Arizona………………………………	23	14,178,757.81	4.17
California…………………………….	240	113,441,705.25	33.32
Colorado……………………………..	11	5,385,201.06	1.58
Connecticut…………………………..	9	4,524,389.31	1.33
District of Columbia…………………	15	8,544,042.24	2.51
Florida………………………………..	11	5,698,854.63	1.67
Georgia………………………………	5	2,224,386.67	0.65
Hawaii………………………………..	1	1,500,000.00	0.44
Illinois………………………………..	79	39,415,758.92	11.58
Indiana……………………………….	1	432,405.86	0.13
Kansas………………………………..	1	433,615.78	0.13
Louisiana……………………………..	1	355,006.80	0.10
Maryland……………………………..	42	19,639,226.54	5.77
Massachusetts………………………	28	14,027,010.64	4.12
Michigan……………………………..	4	4,209,385.33	1.24
Montana……………………………...	1	490,197.38	0.14
Nevada………………………….........	17	7,199,183.11	2.11
New Hampshire……………………...	1	436,000.00	0.13
New Jersey…………………………...	34	15,068,145.48	4.43
New Mexico………………………….	1	477,500.00	0.14
New York…………………………….	45	23,742,783.29	6.97
North Carolina……………………….	5	3,037,904.25	0.89
Ohio………………………………….	5	2,762,477.54	0.81
Oregon……………………………….	8	4,639,231.51	1.36
Pennsylvania…………………………	12	4,860,101.87	1.43
South Carolina……………………….	8	4,210,683.30	1.24
Tennessee…………………………….	3	1,087,926.13	0.32
Texas…………………………………	6	3,323,333.16	0.98
Utah…………………………………..	1	510,326.10	0.15
Virginia………………………………	57	23,829,737.66	7.00
Washington…………………………..	18	8,770,024.61	2.58
Wisconsin……………………………	1	1,550,000.00	0.46
Total	695	$340,422,902.23	100.00%

___________________

*No more than approximately 1.04% of Loan Group V by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Group V

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Not Available	1	$ 397,731.22	0.12%
500 – 549	1	459,200.00	0.13
575 – 599	1	432,613.13	0.13
600 – 619	2	923,006.80	0.27
620 – 639	20	8,842,287.04	2.60
640 – 659	60	29,107,711.71	8.55
660 – 679	86	43,217,196.28	12.70
680 – 699	84	40,904,304.09	12.02
700 – 719	107	51,156,707.44	15.03
720 – 739	90	42,760,618.84	12.56
740 – 759	83	38,533,599.12	11.32
760 – 779	97	50,852,092.77	14.94
780 – 799	55	28,886,333.13	8.49
800 – 819	8	3,949,500.66	1.16
Total	695	$340,422,902.23	100.00%

Weighted Average Credit Score: 717

(where credit scores were available)

Property Types of the Mortgage Properties in Group V

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2-4 Family	54	$ 28,604,160.25	8.40%
CO-OP	1	494,865.06	0.15
Condominium	56	25,045,371.49	7.36
PUD	166	79,492,618.10	23.35
Single Family	418	206,785,887.33	60.74
Total	695	$340,422,902.23	100.00%

Occupancy Status of Mortgage Properties in Group V

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Investor	27	$ 12,198,230.80	3.58%
Owner Occupied	646	311,963,033.69	91.64
Second Home	22	16,261,637.74	4.78
Total	695	$340,422,902.23	100.00%

Loan Purpose of the Mortgage Loans in Group V

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Cash-Out Refinance	132	$ 68,214,354.50	20.04%
Purchase	501	241,986,702.12	71.08
Rate/Term Refinance	62	30,221,845.61	8.88
Total	695	$340,422,902.23	100.00%

Documentation Type of the Mortgage Loans in Group V

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Income & Employment Verified / Assets Verified	489	$235,740,349.76	69.25%
No Employment or Income Verification / Assets Not Verified	62	30,152,462.41	8.86
No Employment or Income Verification / Assets Verified	11	4,919,832.05	1.45
Verbal Verification of Employment / Assets Not Verified	18	8,417,912.84	2.47
Verbal Verification of Employment / Assets Verified	115	61,192,345.17	17.98
Total	695	$340,422,902.23	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Group V

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
360 months	695	$340,422,902.23	100.00%
Total	695	$340,422,902.23	100.00%

Minimum Original Term to Stated Maturity (Months):

360

Maximum Original Term to Stated Maturity (Months):

360

Weighted Average Orig. Term to Stated Mat. (Months):

360

Remaining Terms to Stated Maturity of the Mortgage Loans

as of the Cut Off Date in Group V

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
300 – 359 months	695	$340,422,902.23	100.00%
Total	695	$340,422,902.23	100.00%

Minimum Remaining Term to Stated Maturity (Months):

347

Maximum Remaining Term to Stated Maturity (Months):

354

Weighted Average Remaining Term to Stated Mat. (Months):

352

Index of the Mortgage Loans in Group V

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1 Year LIBOR	515	$248,460,541.50	72.99%
6M LIBOR	180	91,962,360.73	27.01
Total	695	$340,422,902.23	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Group V

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
6 Months	180	$91,962,360.73	27.01%
12 Months	515	248,460,541.50	72.99
Total	695	$340,422,902.23	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Group V

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
46 - 48	9	$ 3,659,768.60	1.08%
49 - 51	156	72,975,444.56	21.44
52 - 54	526	260,289,639.00	76.46
73 - 75	4	3,498,050.07	1.03
Total	695	$340,422,902.23	100.00%

Weighted Average Next Rate Adjustment (Months): 53

___________________

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group V

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
5.251% – 5.500%	1	$ 497,000.00	0.15%
5.751% – 6.000%	1	513,108.00	0.15
6.001% – 6.250%	2	1,062,701.59	0.31
6.251% – 6.500%	4	1,783,672.49	0.52
6.501% – 6.750%	5	2,005,035.62	0.59
6.751% – 7.000%	4	2,184,526.39	0.64
7.001% – 7.250%	4	2,435,062.15	0.72
7.501% – 7.750%	3	1,467,935.16	0.43
9.001% – 9.250%	3	1,693,697.75	0.50
9.251% – 9.500%	6	2,466,559.60	0.72
9.501% – 9.750%	8	3,589,996.37	1.05
9.751% – 10.000%	71	34,439,187.10	10.12
10.001% – 10.250%	118	56,500,399.49	16.60
10.251% – 10.500%	187	89,042,336.96	26.16
10.501% – 10.750%	111	54,401,107.54	15.98
10.751% – 11.000%	52	26,349,309.21	7.74
11.001% – 11.250%	28	14,426,566.01	4.24
11.251% – 11.500%	15	8,799,708.10	2.58
11.501% – 11.750%	27	15,759,060.61	4.63
11.751% – 12.000%	21	10,032,981.51	2.95
12.001% – 12.250%	3	1,542,500.00	0.45
12.251% – 12.500%	13	5,960,888.58	1.75
12.501% – 12.750%	6	2,484,914.39	0.73
12.751% – 13.000%	2	984,647.61	0.29
Total	695	$340,422,902.23	100.00%

Weighted Average Maximum Mortgage Rate: 10.502%

Periodic Rate Cap of the Mortgage Loans in Group V

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
1.000%	180	$ 91,962,360.73	27.01%
2.000%	515	248,460,541.50	72.99
Total	695	$340,422,902.23	100.00%

Weighted Average Periodic Rate Cap: 1.730%

Initial Rate Cap of the Mortgage Loans in Group V

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
3.000%	5	$ 2,328,873.70	0.68%
5.000%	690	338,094,028.53	99.32
Total	695	$340,422,902.23	100.00%

Weighted Average Initial Rate Cap: 4.986%

Gross Margin of the Mortgage Loans in Group V

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
2.001% – 2.250%	585	$287,085,879.66	84.33%
2.501% – 2.750%	2	1,027,200.00	0.30
3.001% – 3.250%	1	650,000.00	0.19
3.501% – 3.750%	1	490,000.00	0.14
3.751% – 4.000%	4	1,838,873.70	0.54
4.751% – 5.000%	102	49,330,948.87	14.49
Total	695	$340,422,902.23	100.00%

Weighted Average Gross Margin: 2.663%

Prepayment Penalty of the Mortgage Loans in Group V

Prepayment Penalty	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
No Prepay	663	$325,021,712.51	95.48%
1Y PP	2	1,125,000.00	0.33
2Y PP	28	13,525,663.33	3.97
3Y PP	1	385,000.00	0.11
5Y PP	1	365,526.39	0.11
Total	695	$340,422,902.23	100.00%

Product Type of the Mortgage Loans in Group V

Product Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
5/1 LIBOR	148	$ 70,289,929.11	20.65%
5/1 LIBOR IO	363	174,672,562.32	51.31
5/6 LIBOR	59	26,849,403.75	7.89
5/6 LIBOR IO	121	65,112,956.98	19.13
7/1 LIBOR	4	3,498,050.07	1.03
Total	695	$340,422,902.23	100.00%

Interest Only Feature of the Mortgage Loans in Group V

Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Loans
Non-IO	211	$100,637,382.93	29.56%
5 Years	484	239,785,519.30	70.44
Total	695	$340,422,902.23	100.00%